SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of report (date of earliest event reported):
                                October 24, 2002

                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


    Delaware                     0-25400                  75-2421746
---------------                -----------             -----------------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction of               File Number)           Identification No.)
 incorporation)

                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On October 24, 2002, Daisytek International Corporation issued a press release filed herewith as Exhibit 99.1, regarding expected goodwill and other charges and lower than expected earnings for the quarter ended September 30, 2002.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of business acquired

          Not  applicable

     (b)  Pro forma financial information

          Not  applicable

     (c)  Exhibits

          99.1 Press Release dated October 24, 2002.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DAISYTEK INTERNATIONAL CORPORATION

                                    By:   /s/ RALPH MITCHELL
                                    --------------------------------------------
                                              Ralph Mitchell
                                              Chief Financial Officer,
                                              Executive Vice President - Finance

Dated:  October 25, 2002

                                Index to Exhibits


Exhibit
Number              Description


99.1                Press Release dated October 24, 2002.


( BW)(TX-DAISYTEK-INTL)(DZTK) Daisytek Expects to Take Goodwill Charge Related to Tape Company and Argentina Businesses

    Business Editors & High Tech Writers

    ALLEN, Texas--(BUSINESS WIRE)--Oct. 24, 2002--

     Tape Company, Argentina and Costs Related to Office Products
 Expansion Result in Lower-than-Expected Earnings for Second Quarter

    Daisytek International Corporation (Nasdaq:DZTK) today announced that it is reviewing goodwill balances related to its Tape Company and Argentina businesses for possible impairment and write-down. The company stated that consolidated revenue for the quarter ended Sept. 30, 2002, was approximately $450 million, an approximate 61% increase over prior year, and is in line with expectations. However, performance of the Tape Company and Argentina businesses plus incremental costs related the company's U.S. office products rollout are expected to adversely impact the second quarter results, and the company will not meet analyst earnings estimates for the quarter.
    Jim Powell, president and CEO, said, "Although The Tape Company is still very profitable and we continue to implement new sales, marketing, and cost-savings initiatives, industry unit price degradation is expected at a higher rate than any savings or gains we can hope to make. Results for the second quarter confirm that negative industry trends such as price degradation and volume declines continue to trouble this business."
    The Tape Company represents approximately 6% of Daisytek's consolidated revenues. Goodwill related to the subsidiary is approximately $24 million and originated primarily from acquisitions by prior management of Steadi-Systems in fiscal year 1998 and VTP in fiscal year 1999. Daisytek is reviewing this amount for possible impairment in light of current management forecasts, and is also considering certain increases in reserve levels for the business.
    "As our new warehouse network continues to expand, it is our plan to collapse some of the existing Tape Company distribution centers into our new regional network," Powell said. "We have already folded much of The Tape Company's back-office administrative functions into Daisytek. While the management team has done a great job of running the business as cost-effectively as possible and developing new initiatives to drive growth and profitability, the industry issues outweigh their current efforts."
    Daisytek is also reviewing the goodwill balance related to its October 2000 acquisition of Etertin y CIA, S.A. in Argentina of approximately $2 million for impairment in light of ongoing economic conditions there. Goodwill charges will not affect cash flows.
    "Argentina continues to experience significant economic and political turmoil. We remain committed to our presence in this important market and we are optimistic that conditions in Argentina will improve. However, any recovery is likely to be longer term than previously anticipated and our operations in Argentina are currently at a near standstill," said Powell.
    The company expects to increase certain reserve levels for its Latin American operations, including Argentina, which will also adversely affect second quarter results.
    "Daisytek's office products initiative is on schedule for a fourth fiscal quarter rollout. Our new 900-page Business Products 2003 catalog, containing full lines of both computer supplies and office products, is ready for distribution in January, and it's impressive, " Powell said.
    In a major strategic milestone, Daisytek's new regional distribution facilities in Southern California and Upstate New York are ready to be fully operational for the January office products launch, stretching the company's distribution network coast to coast. These two facilities are part of a hub-and-spoke distribution model designed to work in conjunction with the company's existing Superhub in Memphis, Tenn. Three other regional distribution centers are planned for next year. In addition to allowing the company to take advantage of cost-effective ground transportation, the new distribution centers will support the company's goal to be the lowest-cost single-source provider of computer supplies and office products.
    "Unfortunately, costs related to our U.S. expansion into office products, including the production of our new catalog; higher-than-expected costs in the build-out of our new warehouses; certain delays in converting from more expensive air delivery to lower-cost ground; and interest costs on investment in incremental inventory, have negatively impacted our second quarter performance," Powell said.
    The recent acquisition of ISA in Europe, and Daisytek's other international and domestic operations, are performing in line with expectations. "We are very happy with the progress ISA has made since our acquisition. Our European team continues to deliver the results we expect and has identified areas for further significant improvement. This positions Daisytek for significant earnings growth as ISA continues to improve, and our European presence will play an important part in our goal to be the largest distributor of computer and office supplies in the world," said Powell.
    Daisytek has confirmed that it expects revenue to be $1.8 billion to $1.9 billion, as previously stated, for this fiscal year. The company also confirmed that it is maintaining its earnings estimates for next fiscal year of $1.40 to $1.50 per share, citing office products expansion, growth of its drug and grocery sales channel, as well as international expansion - specifically ISA - as major contributors.
    "Although we are disappointed that our near-term performance will be below expectations, again for reasons related primarily to The Tape Company, Latin America, Argentina and office products rollout costs, it is important to note that the bulk of our business is performing as expected. We remain committed to our long-term goals and are confident that our strategies will result in continued earnings growth," Powell said.
    Daisytek will conduct a conference call Friday at 11 a.m. Eastern, 10 a.m. Central, 9 a.m. Mountain and 8 a.m. Pacific. To participate, callers should dial 801-983-4013 and provide identification. Two hours after the call, a recorded playback can be heard for 14 days at 402-220-1490. The access code for the call playback is 1018. Participation in the replay requires both the access code and identification. Further information and earnings guidance will be available when Daisytek releases second quarter earnings, now scheduled for Nov. 7.

    About Daisytek

    Daisytek International is a worldwide distributor of computer and office supplies, peripherals and professional tape media. In addition, it offers fee-based marketing, demand-generation and fulfillment services. Daisytek sells its products and services in the United States, Europe, Canada, Australia, Mexico and South America, distributing more than 25,000 products from about 500 manufacturers, including printer supplies, magnetic and data storage media, video and motion picture film. This news release and more information about Daisytek are available at www.daisytek.com. The company's annual report is at www.dztkannualreport.com. These Web sites are not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

    Certain factors, including but not limited to, general economic conditions, industry trends, the loss of or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.

    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2002.

    --30--mjr/da*

    CONTACT: Daisytek International
             Jim Powell, 972/881-4700
                or
             Michael A. Burns & Associates
             Craig McDaniel, APR, 214/521-8596 or 214/616-7186 mobile
             cmcdaniel@mbapr.com